UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2022

NEXTNAV INC.

(Exact name of registrant as specified in charter)

Delaware	001-40985	87-0854654
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1775 Tysons Blvd., 5th Floor McLean, Virginia	22102
(Address of principal executive offices)	(Zip Code)

(800) 775-0982

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	NN	Nasdaq Capital Market
Warrants, each to purchase one share of Common Stock	NNAVW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 18, 2022, NextNav Inc. (the “Company”) held its 2022 Annual Meeting of Stockholders (the “Meeting”). At the Meeting, the Company’s stockholders voted and: (1) elected each of the Company’s nominees for director to the Company’s Board of Directors (the “Board”); and (2) ratified the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2022. Set forth below are the final voting results for each of the proposals submitted to a vote of the Company’s stockholders at the Meeting.

Proposal 1.

To elect the seven director nominees to the Board, each to serve until the Company’s 2023 Annual Meeting of Stockholders or until such person’s successor is duly elected and qualified, subject to such person’s prior death, resignation, retirement, disqualification or removal from office.

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Gary M. Parsons	50,523,961	500	8,545,372
Ganesh Pattabiraman	50,523,961	500	8,545,372
Peter D. Aquino	50,523,961	500	8,545,372
Peter J. Barris	49,608,523	915,938	8,545,372
Bandel L. Carano	50,390,849	133,612	8,545,372
James B. Fleming	50,523,961	500	8,545,372
Alan B. Howe	50,456,390	68,071	8,545,372

Proposal 2.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022:

Votes For	Votes Against	Votes Abstained
59,069,318	15	500

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 23, 2022

NEXTNAV INC.

By:	/s/ Christian D. Gates
Name:	Christian D. Gates
Title:	Chief Financial Officer

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